Exhibit 99.1

For further information, contact: George Huhta Technology Solutions Company 312.228.4760 george_huhta@techsol.com

Technology Solutions Company Announces Strategic Realignment,
Cost Reductions and Preliminary Second Quarter Results

CHICAGO, July 20, 2005 — Technology Solutions Company (TSC) (Nasdaq: TSCC), a leading consulting firm delivering specialized technology-enabled business solutions, today reported that it has taken actions to improve results. The company announced that headcount reductions and office closings will result in annualized savings of approximately $5.2 million and a charge to earnings of approximately $1.7 million in the second quarter. In addition, the company will record a $0.7 million charge for impairment of goodwill and intangibles.

As a result of these actions, the company anticipates revenues for the second quarter ending June 30, 2005 to be in the range of $9.0 million to $9.2 million and its earnings results, which includes a $2.7 million gain on the settlement of a contractual dispute as disclosed in the Form 8-K dated May 13, 2005, to be a loss of ($0.06) per share. The company previously had expected revenue of between $9.5 to $10.5 million and a loss between ($0.07) to ($0.10) per share.

The actions include a realignment of service offerings within the industry and competency consulting groups, selective headcount reductions across all areas of the company including corporate staff and sales, and three office closings.

According to Michael Gorsage, president and CEO, “These actions will enable us to focus on our key offerings and accelerate returning the company to a cash positive run rate. The headcount reductions resulted from our decision to realign our service offerings, rebalance our staffing, and exit low-margin staff augmentation projects.” Approximately 11 percent of the workforce has separated from the company as of the end of the second quarter.

To fuel further growth in TSC’s four key industries — healthcare, consumer & retail, manufacturing, and financial services — the company will focus on those competencies where it can best leverage skills, intellectual capital, methodologies and client relationships. “Going forward we will concentrate on three high-potential competencies of enterprise application services, customer relationship management, and business technology. Within each of these competencies, we will offer specialized technology-enabled business solutions that meet market demand and complement TSC’s historical and newly-developed strengths. We will emphasize offerings on SAP, PeopleSoft and Lawson platforms, deliver industry-specific services such as digital transformation in healthcare, and provide business intelligence/RFID, supply chain management, and product configuration solutions across our target industries,” Gorsage said.

“These actions reinforce my commitment to examine every aspect of our company with an eye towards improvement and the delivery of real value to our clients and shareholders. We continue to diligently monitor our progress as we move into the third quarter,” Gorsage said.

TSC plans to announce its second quarter 2005 financial results after the market closes on Thursday, Aug. 11, 2005. The company will also host a conference call to further discuss its second quarter operating results on Friday, Aug. 12, 2005 at 8 a.m. CDT. The dial-in number for the call is 800-835-9927. For international participants, the dial-in number is 312-461-0953. The conference call will also be available live via the Internet in the Investors section of TSC’s Web site at http://www.techsol.com. It is recommended that participants using the Internet access the site at least 15 minutes before the conference call begins to download and install any necessary audio software. The call can also be heard online at http://www.firstcallevents.com. For those who cannot access the live broadcast, a replay of the call will be available until midnight CDT on Sept. 2, 2005 by dialing 800-839-6713. The passcode for the replay is 7266732.

About TSC
Technology Solutions Company (TSC) is a leading consulting firm delivering specialized technology-enabled business solutions. The company’s specialization is applying knowledge, derived from the intersection of industry expertise with technology and process capabilities, to business issues and problems. TSC serves the manufacturing, healthcare, consumer & retail, and financial services industries with targeted solutions in enterprise applications, customer relationship management (CRM) and business technology. Through this specialization, TSC can promise its clients A-Team resources — seasoned, collaborative and business-benefit driven. Since 1988 TSC teams have delivered thousands of IT strategy, planning and implementation solutions to Fortune 1000 companies throughout North America. For more information, please visit http://www.techsol.com.

CERTAIN FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS
This press release contains or may contain certain forward-looking statements concerning the Company’s financial position, results of operations, cash flows, business strategy, budgets, projected costs and plans and objectives of management for future operations, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions. These forward-looking statements involve significant risks and uncertainties. Although the Company believes its expectations reflected in such forward-looking statements are based on reasonable assumptions, readers are cautioned that no assurance can be given that such expectations will prove correct and that actual results and developments may differ materially from those conveyed in such forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this press release include, among others, our ability to successfully introduce new service offerings, our ability to manage the pace of technological change including our ability to refine and add to our service offerings to adapt to technological changes, our ability to manage the current downturn in our business and in our industry and the economy in general, our ability to manage our current decreased revenue levels, our ability to attract new business and increase revenues, our ability to attract and retain employees, our ability to accommodate a changing business environment, general business and economic conditions in the Company’s operating regions, market conditions and competitive factors, our dependence on a limited number of clients and the potential loss of significant clients, our ability to continue to attract new clients and sell additional work to existing clients, our ability to successfully integrate the Zamba business with our business, and our ability to manage costs and headcount relative to expected revenues, all as more fully described in the Company’s periodic reports filed with the Securities and Exchange Commission from time to time. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. If the Company does update or correct one or more forward-looking statements, readers, investors and others should not conclude that the Company would make additional updates or corrections with respect thereto or with respect to other forward-looking statements. Actual results may vary materially.

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